                                      POWER OF ATTORNEY

     KNOW  ALL MEN BY THESE  PRESENTS,  that the  undersigned,  constitutes  and appoints Phillip S. Gillespie, Mitchell J. Lindauer and Kathleen T. Ives each as my true and lawful  attorney-in-fact  and agent, with full power of substitution and  resubstitution,  for me and in my  capacity  as a  Trustee/Director  and/or
Officer of Oppenheimer  Absolute Return Fund,  Oppenheimer  AMT-Free Municipals,
Oppenheimer AMT-Free New York Municipals, Oppenheimer Balanced Fund, Oppenheimer
Baring  China  Fund,  Oppenheimer  Baring  Japan  Fund,  Oppenheimer  Baring SMA
International Fund,  Oppenheimer  California Municipal Fund, Oppenheimer Capital
Appreciation Fund,  Oppenheimer  Developing Markets Fund,  Oppenheimer Discovery
Fund,  Oppenheimer  Dividend  Growth  Fund,  Oppenheimer  Emerging  Growth Fund,
Oppenheimer Emerging Technologies Fund, Oppenheimer Enterprise Fund, Oppenheimer
Global Fund,  Oppenheimer Global  Opportunities  Fund,  Oppenheimer Global Value
Fund,  Oppenheimer Gold &  Special Minerals Fund,  Oppenheimer  Growth Fund,
Oppenheimer   Institutional   Money  Market  Fund,   Oppenheimer   International
Diversified   Fund,   Oppenheimer   International   Growth   Fund,   Oppenheimer
International  Small  Company  Fund,   Oppenheimer   International  Value  Fund,
Oppenheimer   Limited  Term  California   Municipal  Fund,   Oppenheimer  Master
International Value Fund, LLC, Oppenheimer Money Market Fund, Inc.,  Oppenheimer
Multi-State  Municipal  Trust (on  behalf of its series  Oppenheimer  New Jersey
Municipal  Fund,   Oppenheimer   Pennsylvania  Municipal  Fund  and  Oppenheimer
Rochester National  Municipals),  Oppenheimer Portfolio Series (on behalf of its series Active Allocation Fund, Equity Investor Fund,  Conservative Investor Fund
and Moderate Investor Fund), Oppenheimer Real Estate Fund, Oppenheimer Rochester
Arizona  Municipal  Fund,  Oppenheimer  Rochester  Double  Tax-Free  Municipals,
Oppenheimer  Rochester General Municipal Fund,  Oppenheimer  Rochester  Maryland
Municipal Fund, Oppenheimer Rochester  Massachusetts Municipal Fund, Oppenheimer
Rochester Michigan Municipal Fund,  Oppenheimer  Rochester  Minnesota  Municipal
Fund, Oppenheimer Rochester North Carolina Municipal Fund, Oppenheimer Rochester
Ohio Municipal Fund,  Oppenheimer Rochester Virginia Municipal Fund, Oppenheimer
Select  Value  Fund,  Oppenheimer  Series  Fund,  Inc.  (on behalf of its series
Oppenheimer  Value  Fund),  Oppenheimer  SMA Core  Bond  Fund,  Oppenheimer  SMA
International  Bond  Fund,   Oppenheimer   Transition  2010  Fund,   Oppenheimer
Transition 2015 Fund,  Oppenheimer  Transition 2020 Fund, Oppenheimer Transition
2025 Fund,  Oppenheimer  Transition 2030 Fund, Oppenheimer Transition 2040 Fund,
Oppenheimer  Transition 2050 Fund,  Oppenheimer Tremont Market Neutral Fund LLC,
Oppenheimer  Tremont  Opportunity  Fund LLC, OFI Tremont Core  Strategies  Hedge
Fund,  OFI Tremont  Market Neutral Hedge Fund and  Oppenheimer  U.S.  Government
Trust, to sign on my behalf any and all Registration  Statements  (including any post-effective  amendments to Registration  Statements) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any amendments and supplements thereto, and any proxy statements,  Forms 3, 4 and 5, or other  documents  in  connection  therewith,  and to file the same,  with all exhibits  thereto,  and other documents in connection  therewith,  with the U.S.
Securities and Exchange  Commission,  granting unto said  attorneys-in-fact  and agents,  and each of them,  full power and  authority to do and perform each and every  act and  thing  requisite  and  necessary  to be done  in and  about  the premises,  as fully as to all  intents  and  purposes  as I might or could do in person,  hereby  ratifying and  confirming all that said  attorneys-in-fact  and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Dated this 14th day of February 2008.

/s/ David K. Downes                               /s/ John V. Murphy
David K. Downes                                   John V. Murphy

/s/ Matthew P. Fink                              /s/ Russell S. Reynolds, Jr.
Matthew P. Fink                                  Russell S. Reynolds, Jr.

/s/ Robert G. Galli                             /s/ Joseph M. Wikler
Robert G. Galli                                 Joseph M. Wikler

/s/ Phillip A. Griffiths                        /s/ Peter I. Wold
Phillip A. Griffiths                            Peter I. Wold

/s/ Mary F. Miller                              /s/ Brian F. Wruble
Mary F. Miller                                  Brian F. Wruble

/s/ Joel W. Motley                             /s/ Brian Wixted
Joel W. Motley                                 Brian Wixted

Witness:      /s/ Phillip S. Gillespie
              Phillip S. Gillespie, Assistant Secretary